Exhibit 99.1
Execution Copy
AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
TRICADIA CDO FUND, L.P.
Dated as of August 1, 2006

- i -

- ii -

AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
TRICADIA CDO FUND, L.P.
          This Amended and Restated Limited Partnership, dated as of August 1, 2006 (the “Agreement”), of Tricadia CDO Fund, L.P. (the “Partnership”), is made by and among Tricadia Capital, LLC, a limited liability company organized under the laws of Delaware, as the general partner (“General Partner”), and the Limited Partners (as herein defined). The term “Partners” shall include any Persons hereafter admitted to the Partnership pursuant to Article I of this Agreement and shall exclude any Persons who cease to be Partners pursuant to Article VI of this Agreement.
RECITALS
          WHEREAS, the Partnership was formed under the name Mariner Tiptree (CDO) Fund I, L.P. as a limited partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the “Act”) by the filing of a Certificate of Limited Partnership with the Office of the Secretary of State of the State of Delaware on July 3, 2003 (as it may be further amended or restated from time to time, the “Certificate”);
          WHEREAS, the General Partner and the entity designated in Part II(A) of the Schedule (as defined below) (the “Existing Limited Partner”) entered into that certain Limited Partnership Agreement of the Partnership, dated as of July 3, 2003 (the “Original Agreement”);
          WHEREAS, the General Partner and the Existing Limited Partner made certain capital contributions to the Partnership and the Partnership made certain investments; and
          WHEREAS, the General Partner and the Existing Limited Partner desire to change the name of the Partnership to Tricadia CDO Fund, L.P. and to amend and restate, in its entirety, the Original Agreement to provide for the continuation of the Partnership pursuant to the Act upon the terms and conditions of this Agreement.
          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the parties hereto hereby agree as follows:
ARTICLE I
General Provisions
          Sec. 1.01 Organization; Continuation; Partnership Name and Address; Registered Agent and Registered Office. (a) The Partnership was formed by the filing of the Certificate. The parties hereto agree to continue the Partnership pursuant to the Act upon the terms and conditions of this Agreement.

          (b) The name of the Partnership shall be Tricadia CDO Fund, L.P. The General Partner is hereby authorized to file a certificate of amendment to the Certificate with the Office of the Delaware Secretary of State to reflect the change of name of the Partnership. The Partnership’s principal office is located at 767 Third Avenue, 11th Floor, New York, New York 10017, or at such other location as the General Partner (as hereinafter defined) in the future may designate. The General Partner shall promptly notify the Limited Partners of any change in the Partnership’s address.
          (b) The Registered Agent for the Partnership is National Corporate Research, Ltd. The address of the Registered Office of the Partnership in the State of Delaware is c/o National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Delaware 19901.
          Sec. 1.02 Fiscal Year. The fiscal year of the Partnership (herein called the “fiscal year”) shall end on December 31 of each calendar year.
          Sec. 1.03 Liability of Partners. The names of all of the Partners and the amounts of their respective capital commitments to the Partnership (herein called the “Capital Commitments”) are set forth in a schedule entitled “Schedule of Capital Commitments” (herein called the “Schedule”), which shall be filed with the records of the Partnership at the Partnership’s principal office (as set forth in Sec. 1.01) and is hereby incorporated by reference and made a part of this Agreement.
          The Partner designated in Part I of the Schedule as the General Partner (herein called the “General Partner”) shall have unlimited liability for the repayment and discharge of all debts and obligations of the Partnership.
          The Partners designated in Parts II(A) and II(B) of the Schedule as Limited Partners (herein called the “Limited Partners”), and former Limited Partners shall be liable for the repayment and discharge of all debts and obligations of the Partnership attributable to any fiscal year (or relevant portion thereof) during which they are or were Limited Partners of the Partnership to the extent of their respective interests in the Partnership in the fiscal year (or relevant portion thereof) to which any such debts and obligations are attributable.
          The Partners and all former Partners shall share all losses, liabilities or expenses suffered or incurred by virtue of the operation of the preceding paragraphs of this Sec. 1.03 in the proportions of their respective Partnership Percentages (determined as provided herein) for the fiscal year (or relevant portion thereof) to which any debts or obligations of the Partnership are attributable. A Limited Partner’s or former Limited Partner’s share of all losses, liabilities or expenses shall not be greater than his or its respective interest in the Partnership for such fiscal year (or relevant portion thereof). The General Partner shall be liable for all losses, liabilities or expenses suffered or incurred in excess of the interests of the Limited Partners and former Limited Partners in the Partnership in such fiscal year (or relevant portion thereof) to which any debts or obligations are attributable, as determined by the General Partner.
          As used in this Sec. 1.03, the terms “interests in the Partnership” and “interest in the Partnership” shall mean with respect to any fiscal year (or relevant portion thereof) and with respect to each Partner (or former Partner) the Capital Account (as defined in Sec. 3.03) that such Partner (or former Partner) would have received (or in fact did receive) pursuant to the terms and provisions of Article VI upon withdrawal from the Partnership as of the end of such fiscal year (or relevant portion thereof).
          Notwithstanding any other provision in this Agreement (other than Sec. 4.04(c), in no event shall any Limited Partner (or former Limited Partner) be obligated to make any additional contribution whatsoever to the Partnership, or have any liability for the repayment and discharge of the debts and obligations of the Partnership (apart from its interest in the Partnership), except that a Limited Partner (or former Limited Partner) may be required, for purposes of meeting such Limited Partner’s obligations under this Sec. 1.03, to make additional contributions or payments, respectively, up to, but in no event in excess of, the aggregate amount of returns of capital and other amounts actually received by him or it from the Partnership during or after the fiscal year to which any debt or obligation is attributable.
          As used in this Agreement, the terms “former Limited Partner” and “former Partner” refer to such Persons or entities as hereafter from time to time cease to be a Limited Partner or Partner, respectively, pursuant to the terms and provisions of this Agreement.
          Sec. 1.04 Purposes of Partnership. The Partnership is organized for the purposes of realizing capital appreciation by investing in Securities (as hereinafter defined), particularly, purchasing interests in collateralized debt obligation (“CDO”) Securities (as defined below), including, without limitation, equity tranches thereof, that are structured, managed or advised by the General Partner, the Investment Manager (as defined in Sec. 2.02) or any of their respective Affiliates (as defined in Sec. 2.04) or Related Parties (as defined in Sec. 3.01) as well as, engaging in all activities and transactions as the General Partner may deem necessary or advisable in connection therewith, including, without limitation:
          (a) to invest, on margin or otherwise, in securities and other financial instruments of United States and foreign entities, including all types of debt obligations, including, without limitation, debt obligations that may have varying terms with respect to collateralization, seniority or subordination, purchase price, convertibility, interest payment and maturity; public and private non-investment grade and nonrated debt; convertible bonds; preferred stock; bank debt; liquidating trusts; assignments; and any other securities with fixed-income characteristics, debentures (whether subordinated, convertible or otherwise); notes; deferred interest, pay-in-kind or zero coupon, mortgage or other asset-backed instruments; equipment leases; trust certificates; commercial paper and other financial instruments of United States and foreign entities, including capital stock; shares of beneficial interest; partnership interests and similar financial instruments; and real estate related assets; currencies; interest rate, currency, commodity, equity and other derivative products, including, without limitation, (i) forward and futures contracts (and options thereon) relating to stock indices, currencies, United States Government securities and securities of foreign governments, other financial instruments and all other commodities, (ii) swaps, options, warrants, caps, collars, floors and forward rate agreements, (iii) spot and forward currency transactions and (iv) agreements relating to or securing such transactions; equipment lease certificates; equipment trust certificates; loans; accounts and notes receivable and payable held by trade or other creditors; trade acceptances; contract and other claims; executory contracts; participations; mutual funds; money market funds; obligations of the United States or any state thereof, foreign governments and instrumentalities of any of them; commercial paper; certificates of deposit; bankers’ acceptances; choses in action; trust receipts; and any other obligations and instruments or evidences of indebtedness of whatever kind or nature; in each case, of any Person, whether or not publicly traded or readily marketable (all such items being called herein a “Security” or “Securities”), to the extent necessary to achieve the objective of the Partnership or to protect the assets of the Partnership, in each case as the General Partner may from time to time determine;
          (b) to issue, purchase and invest in CDOs and other structured product Securities, including CDOs and other structured products that are structured, managed or advised by the General Partner, the Investment Manager or any of their respective Related Parties or Affiliates;
          (c) to post capital with dealers as a form of margin with respect to the accumulation of fixed income securities underlying the offering of new CDOs;
          (d) to possess, transfer, mortgage, pledge or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Securities and other property and funds held or owned by the Partnership;
          (e) to acquire a long position or a short position with respect to any Security and to make purchases or sales increasing, decreasing or liquidating such position or changing from a long position to a short position or from a short position to a long position, without any limitation as to the frequency of the fluctuation in such positions or as to the frequency of the changes in the nature of such positions;
          (f) to purchase other Securities and hold them for investment;
          (g) to engage personnel, whether part-time or full-time, and attorneys, independent accountants or such other Persons as the General Partner may deem necessary or advisable;
          (h) to lend Securities of the Partnership, on terms customary to the securities industry, to lend funds or other properties of the Partnership, either with or without security, to borrow or raise monies, enter into repurchase agreements and, from time to time without limitation as to amount or manner and time of repayment, to buy Securities on margin, to issue, accept, endorse and execute promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable evidences of indebtedness, and to secure the payment of such or other obligations of the Partnership by mortgage upon, or pledge or hypothecation of, all or part of the property of the Partnership whether at the time owned or thereafter acquired;
          (i) to maintain for the conduct of Partnership affairs one or more offices and in connection therewith rent or acquire office space, and do such other acts as the General Partner may deem necessary or advisable in connection with the maintenance and administration of the Partnership;
          (j) to enter into custodial arrangements regarding Securities owned beneficially by the Partnership with banks and brokers wherever located; and
          (k) to do such other acts as the General Partner may deem necessary or advisable in connection with the maintenance and administration of the Partnership.
          Sec. 1.05 Assignability of Interest. Without the prior written consent of the General Partner which consent may be withheld in the General Partner’s sole discretion, a Limited Partner may not (i) pledge, assign, sell, exchange or transfer its Interest in the Partnership in whole or in part to any Person except by operation of law, or (ii) substitute for itself as a Partner any other Person. Any attempted pledge, assignment or substitution not made in accordance with this Sec. 1.05 shall be void.
ARTICLE II
Management of the Partnership
          Sec. 2.01 Management Generally. The management of the Partnership shall be vested exclusively in the General Partner. The General Partner may delegate or assign any of its duties or authority in connection with the management of the Partnership to the Investment Manager. Except as authorized by the General Partner, the Limited Partners shall have no part in the management of the Partnership, and shall have no authority or right to act on behalf of the Partnership in connection with any matter.
          Sec. 2.02 Authority of the General Partner. The General Partner shall have the power on behalf and in the name of the Partnership to carry out any and all of the objects and purposes of the Partnership set forth in Sec. 1.04, and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary or advisable or incidental thereto, including the power to:
          (a) open, maintain and close accounts, including margin and custodial accounts, with brokers, including brokers located outside the United States or affiliated with the General Partner, which power shall include the authority to issue all instructions and authorizations to brokers regarding the Securities or money therein; to pay, or authorize the payment of, commissions that may be in excess of the lowest rates available that are paid to futures commission merchants who execute transactions for the account of the Partnership and who supply research products or services;
          (b) open, maintain and close accounts, including custodial accounts, with banks, including banks located outside the United States, and draw checks or other orders for the payment of monies;
          (c) lend Securities of the Partnership, on terms customary to the securities industry, lend, either with or without security, any funds or other properties of the

Partnership and borrow or raise funds and secure the payment of obligations of the Partnership by pledges or hypothecation of all or any part of the property of the Partnership;
          (d) do any and all acts on behalf of the Partnership, and exercise all rights of the Partnership, with respect to its interest in any Person, including, without limitation, the voting of Securities, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters;
          (e) organize one or more corporations or other entities formed to hold record title, as nominee for the Partnership, to Securities or funds of the Partnership;
          (f) combine purchase or sale orders on behalf of the Partnership with orders for other accounts to which the General Partner or any of its affiliates provides investment services (“Other Accounts”) and allocate the Securities or other assets so purchased or sold, on an average price basis or by any other method of fair allocation, among such accounts;
          (g) enter into arrangements with brokers to open “average price” accounts wherein orders placed during a trading day are placed on behalf of the Partnership and Other Accounts and are allocated among such accounts using an average price;
          (h) retain Tricadia CDO Management, LLC or other Persons selected by the General Partner in its sole discretion, to provide certain management and administrative services to the Partnership (Tricadia CDO Management, LLC, or any such other Person providing such services from time to time is herein called the “Investment Manager”) and to cause the Partnership to compensate the Investment Manager for such services; provided, however, that the management, control and conduct of the activities of the Partnership shall remain the responsibility of the General Partner;
          (i) to invest the assets of the Partnership in CDOs or other structured products that are structured, managed or advised by the General Partner or Investment Manager or any Related Party;
          (j) provide research and analysis and direct the formulation of investment policies and strategies for the Partnership;
          (k) invest in other pooled investment vehicles and with managers who are either affiliated or unaffiliated with the General Partner, which investments shall be subject in each case to the terms and conditions of the respective governing document for such vehicle or the respective investment advisory agreement entered into with such manager;
          (l) cause the Partnership to engage in agency, agency cross and principal transactions with affiliates to the extent permitted by applicable securities laws;

provided, however, that, to the extent required by applicable law, in no event shall the Partnership engage in a principal transaction except pursuant to Sec. 2.10;
          (m) do any and all acts on behalf of the Partnership as it may deem necessary or advisable in connection with the maintenance and administration of the Partnership, and exercise all rights of the Partnership, with respect to its interest in any Person, including, without limitation, the voting of Securities, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters; and
          (n) authorize any partner, employee or other agent of the General Partner or agent or employee of the Partnership to act for and on behalf of the Partnership in all matters incidental to the foregoing.
          Sec. 2.03 Reliance by Third Parties. Persons dealing with the Partnership are entitled to rely conclusively upon the certificate of the General Partner to the effect that it is then acting as the General Partner and upon the power and authority of the General Partner as herein set forth.
          Sec. 2.04 Activity of the General Partner. The General Partner and the Investment Manager and any of the Investment Manager’s or the General Partner’s respective partners, members, officers, directors, stockholders, employees or other agents (collectively, “Affiliates”), shall devote so much of their time to the affairs of the Partnership as in the judgment of the General Partner the conduct of its business shall reasonably require, and the General Partner or its Affiliates shall not be obligated to do or perform any act or thing in connection with the business of the Partnership not expressly set forth herein. Nothing herein contained shall be deemed to preclude the General Partner or an Affiliate from exercising investment responsibility, from engaging directly or indirectly, in any other business, irrespective of whether any such business is similar to the business of the Partnership or shall otherwise involve purchasing, selling, holding or otherwise dealing with Securities; and nothing herein contained shall be deemed to preclude the General Partner or an Affiliate from directly or indirectly purchasing, selling, holding or otherwise dealing with any Securities for the account of any such other business, for their own account, for any of their family members or for other clients, irrespective of whether any such Securities are purchased, sold, held or otherwise dealt with for the account of the Partnership. No Limited Partner shall, by reason of being a partner in the Partnership, have any right to participate in any manner in any profits or income earned or derived by or accruing to the General Partner or its Affiliates from the conduct of any business other than the business of the Partnership (to the extent provided herein) or from any transaction in Securities effected by the General Partner or such Affiliates for any account other than that of the Partnership. The Investment Manager may structure or advise a structured product (such as a CDO or other product) on behalf of another investor (or group of investors) and the Partnership may play no role in managing, structuring or offering such other product.
          Sec. 2.05 Exculpation. Neither the General Partner nor any of its Affiliates shall be liable to any Limited Partner or the Partnership for mistakes of judgment or for action or inaction or for losses due to such mistakes, action or inaction, unless such action or inaction was made in bad faith or constitutes fraud, willful misconduct or gross negligence, or for losses due to the negligence, dishonesty or bad faith of any employee, broker or other agent of the Partnership, provided that such employee, broker or agent was selected, retained or engaged by the General Partner or an Affiliate in good faith. The General Partner and each Affiliate may consult with counsel and accountants in respect of Partnership affairs and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected in good faith. Notwithstanding any of the foregoing to the contrary, the provisions of this Sec. 2.05 shall not be construed so as to relieve (or attempt to relieve) the General Partner or an Affiliate of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Sec. 2.05 to the fullest extent permitted by law.
          Sec. 2.06 Indemnification of General Partner. (a) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless the General Partner, the Investment Manager and each Affiliate and the legal representatives of any of them (each, an “Indemnified Party”), from and against any loss, cost or expense suffered or sustained by an Indemnified Party by reason of the fact that said Person is or was an Indemnified Party, including, without limitation, any judgment, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding or claim (collectively, “Losses”), provided that such Losses resulted from (i) a mistake of judgment or action or inaction that was not made in bad faith and did not constitute fraud, willful misconduct or gross negligence by such Indemnified Party, and, in the case of criminal proceedings, that the Indemnified Party had no reasonable cause to believe was unlawful or (ii) the negligence, dishonesty or bad faith of any employee, broker or other agent of the Partnership provided that such employee, broker or other agent was selected, retained or engaged by the Indemnified Party in good faith. The Partnership shall, in the sole discretion of the General Partner, advance to any Indemnified Party reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action or proceeding that arises out of such conduct. In the event that such an advance is made by the Partnership, the Indemnified Party shall agree to reimburse the Partnership for such fees, costs and expenses to the extent that it shall be determined that it was not entitled to indemnification under this Sec. 2.06.
          (b) The indemnification provided by this Sec. 2.06 shall not be deemed to be exclusive of any other rights to which each Indemnified Party may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in such Indemnified Party’s official capacity and to action in another capacity, and shall continue as to such Indemnified Party who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the General Partner and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Party.
          (c) Notwithstanding any of the foregoing to the contrary, the provisions of this Sec. 2.06 shall not be construed so as to provide for the indemnification of an Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Sec. 2.06 to the fullest extent permitted by law.
          Sec. 2.07 Management Fee. (a) The Partnership will pay the Investment Manager or its affiliates a quarterly management fee (the “Management Fee”), in arrears, equal to 0.375% (approximately 1.5% per annum) of an amount determined as follows. During the Draw Down Period, for any fiscal quarter, the Management Fee will be calculated based on the higher of each Limited Partner’s (i) aggregate Capital Contributions and (ii) the value of such Limited Partner’s Capital Account, as of the last day of each month in such fiscal quarter to which the Management Fee relates. After the Draw Down Period, the Management Fee will be calculated based on the value of such Limited Partner’s Capital Account only. In the event that a Limited Partner makes a Capital Contribution to the Partnership other than as of the first day of a quarter, a pro rata portion of the quarterly Management Fee in respect of such Limited Partner, based on the actual number of days remaining in such partial quarter, will be paid to the General Partner by the Partnership. In the event of a withdrawal by a Limited Partner other than as of the last day of a quarter, a pro rata portion of the Management Fee, based on the actual number of days remaining in such quarter, shall be repaid by the General Partner to the Partnership and distributed to the withdrawing Limited Partner. In the discretion of the General Partner, the Management Fee may be waived, reduced or calculated differently with respect to certain Limited Partners. The General Partner’s Capital Account is not debited with any Management Fees.
          Sec. 2.08 Expenses. (a) In consideration of the Management Fee, the Investment Manager will provide investment management and certain administrative services to the Partnership including, among other things, office space and utilities, news, quotation and computer equipment and services, administrative services, and secretarial, clerical and other personnel.
          (b) The Partnership will pay all of its organizational expenses, including all expenses incurred in connection with the offering and sale of Interests in the Partnership. Organizational expenses may be amortized over a 60-month period from the date of formation of the Partnership. If the Partnership is terminated within 60 months of its commencement, any unamortized expenses will be recognized. If a Limited Partner withdraws all or part of the balance of its Capital Account prior to the end of the 60-month period during which the Partnership is amortizing expenses, the General Partner may, but is not required to, accelerate a proportionate share of the unamortized expenses based upon the amount being withdrawn and reduce withdrawal proceeds by the amount of such accelerated expenses.
          (c) The Partnership will be responsible for all expenses incurred in the buying, selling and holding of Securities and other investments (including, without limitation, all custody, accounting, transfer and legal fees, expenses relating to short sales, clearing and settlement charges, investment-related travel expenses, the costs of third-party pricing services and price quotation services, the costs of any placement, commitment, rating agency, trustee, underwriting, tax preparation expenses, costs of printing and mailing reports and notices, entity-level taxes, licensing and regulatory expenses (including filing fees), brokerage commissions and interest expense), certain research and portfolio management expenses, the Management Fee, risk management expenses, consulting fees, insurance premiums, the Partnership’s legal, accounting and auditing fees. Certain of the Partnership’s expenses may be borne or reimbursed by broker-dealers executing transactions for the Partnership. Except as noted in the preceding sentence, the Investment Manager will bear its own operating and overhead expenses attributable to the management of the Partnership (such as salaries, rent, office and administrative expenses, depreciation and amortization, and auditing expenses). The Partnership will also pay any extraordinary expenses it may incur, including any litigation expenses.
          Sec. 2.09 CDO Management Fees. (a) For the purposes of this Sec. 2.09, “Fee CDOs” shall mean (i) any of the CDOs listed on Appendix A hereto and (ii) any CDO that, after the date hereof, has been or will be managed or advised by the Investment Manager, but only if the Partnership after the date hereof will have invested or employed any assets of the Partnership with respect to such Fee CDO, including, without limitation, by using Partnership assets for the purpose of entering into any margin-support agreement with respect to any assets to be used to collateralize such Fee CDO or by investing directly in such Fee CDO at its offering.
          (b) The Partnership shall be entitled to receive, and the Investment Manager shall transfer to the Partnership upon its receipt, (1) a portion of the CDO Management Fees (as defined below) attributable to any Fee CDO equal to (i) such CDO Management Fees multiplied by (ii) a fraction the numerator of which is the amount of equity in such Fee CDO held by the Partnership and the denominator of which is the total amount of equity issued; provided that in the event all or a portion of the equity in such Fee CDO held by the Partnership is disposed of, the portion of the CDO Management Fees to which the Partnership will be entitled shall be reduced accordingly as of the date of such disposition, but in no event below 12.5% of such CDO Management Fees, plus (2) the Additional CDO Fees, as defined in Sec. 2.09(c) below. For the avoidance of doubt, CDO Management Fees received by the Investment Manager from a CDO that the Partnership does not invest in at its offering shall not constitute fees from a Fee CDO and shall be retained solely by the Investment Manager. “CDO Management Fees” shall mean any fees received by the Investment Manager from any Fee CDO in connection with the management of such Fee CDO (but exclusive of any structuring fees received at the time of settlement of such Fee CDO).
          (c) The “Additional CDO Fees” shall equal the Secondary CDO Fees (as defined below), up to an amount equal to the sum of (i) $4,174,352 (the “Base Amount”) plus (ii) an amount equal to the product of (x) the outstanding balance of such Base Amount (determined as of each date the Partnership receives any Additional CDO Fees from the Investment Manager pursuant to Sec. 2.09(b)) multiplied by (y) the LIBOR CDO Fee Rate. For the avoidance of doubt, any payments of Additional CDO Fees shall be applied first to amounts under Sec. 2.09(c)(ii) and then to the Base Amount. “Secondary CDO Fees” shall mean (i) the CDO Management Fees otherwise payable to the Investment Manager (i.e., other than the portion to which the Partnership is entitled pursuant to subclause (1) of Sec. 2.09(b)) plus (ii) 50% of any fees received by the Investment Manager from any CDO listed on Appendix B hereof in connection with the management of such CDO, or, solely in the event that the Base Amount has not been paid off in its entirety by July 31, 2007, 100% of any such fees.
          Sec. 2.10 Principal Transactions and Other Related Party Transactions. Each Limited Partner hereby authorizes the General Partner, on behalf of such Limited Partner, to select one or more persons, who shall not be affiliated with the General Partner, to serve on a committee, the purpose of which shall be to consider and, on behalf of the Limited Partners, approve or disapprove, to the extent required by applicable law, the terms of any principal transactions and certain other related party transactions.
ARTICLE III
Capital Accounts of Partners
and Operation Thereof
          Sec. 3.01 Definitions. For the purposes of this Agreement, unless the context otherwise requires:
          (a) The term “Accounting Period” shall mean the following periods: The initial Accounting Period commenced upon the date of formation of the Partnership. Each subsequent Accounting Period shall commence immediately after the close of the next preceding Accounting Period. Each Accounting Period hereunder shall close at the close of business on the first to occur of (i) the last day of each fiscal quarter of the Partnership, (ii) the date immediately prior to the effective date of the admission of a new Partner pursuant to Sec. 5.01, (iii) the date immediately prior to the effective date of the increase in a Partner’s Capital Account as a result of an additional Capital Contribution pursuant to Sec. 3.02, (iv) the effective date of any withdrawal pursuant to Article IV or Article VI hereof, or (v) the date when the Partnership shall dissolve.
          (b) The term “Beginning Value” shall, with respect to any Accounting Period, mean the value of the Partnership’s Net Assets at the beginning of such Accounting Period.
          (c) The term “Business Day” shall mean any day on which commercial banks are open for business in New York, New York.
          (d) The term “Capital Contributions” shall mean with respect to each Limited Partner the amount of capital contributed by it to the Partnership.
          (e) The term “Ending Value” shall, with respect to any Accounting Period, mean the value of the Partnership’s Net Assets at the end of such Accounting Period (before deduction of the Management Fee and before giving effect to withdrawals).
          (f) The term “Interest” shall mean an interest in the Partnership.
          (g) The term “LIBOR CDO Fee Rate” shall be determined monthly, on the last business day of each calendar month, and shall mean for any such date, the product of (a) 1/12 and (b) the sum of (i) USD Libor as designated on Bloomberg (page US0001M Index) plus (ii) 1% which, for the avoidance of doubt, shall be an annualized rate or appropriately adjusted to reflect an annualized rate at the beginning of such date.
          (h) The term “LIBOR Rate” shall be determined monthly, on the last business day of each calendar month, and shall mean for any such date, the sum of (i) USD LIBOR as designated on Bloomberg (page US0001M Index) plus (ii) 2% which, for the avoidance of doubt, shall be an annualized rate or appropriately adjusted to reflect an annualized rate.
          (i) The term “Net Assets” shall mean the excess of the Partnership’s assets over all of its liabilities valued in accordance with the provisions of Sec. 3.08.
          (j) The term “Net Capital Appreciation”, with respect to any Accounting Period, shall mean the excess, if any, of the Ending Value over the Beginning Value and, with respect to any fiscal year of the Partnership or other period used to determine the Incentive Allocation (as defined in Sec. 3.05(b)) shall mean the aggregate Net Capital Appreciation for such period less the aggregate Net Capital Depreciation for such period.
          (k) The term “Net Capital Depreciation” shall, with respect to any Accounting Period, mean the excess, if any, of the Beginning Value over the Ending Value.
          (l) The term “Preferred Amount” shall mean, with respect to any Relevant Period, the Net Capital Appreciation a Limited Partner would have been allocated with respect to its capital account for such period if such Limited Partner had received a rate of return on such capital account (determined at the beginning of such period and appropriately adjusted for contributions and withdrawals of capital) equivalent to the LIBOR Rate. The Preferred Amount shall be non-cumulative.
          (m) The term “Person” shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such) or other entity.
          (n) The term “Related Party” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.
          (o) The term “Relevant Period” shall mean the following periods: The initial Relevant Period commenced upon the date of formation of the Partnership. Each subsequent Relevant Period shall commence immediately after the close of the next preceding Relevant Period. Each Relevant Period hereunder shall close at the close of business on the first to occur of (i) the last day of each fiscal year of the Partnership, (ii) the effective date of any withdrawal pursuant to Article IV or Article VI hereof or (iii) the date when the Partnership shall dissolve.

          Sec. 3.02 Capital Commitments.
          (a) The minimum Aggregate Capital Commitment by Limited Partners will be US $5 million subject to reduction in the discretion of the General Partner. The General Partner shall contribute the amount set forth opposite its name on Schedule A hereto.
          (b) The Capital Commitment of the Existing Limited Partner, to the extent any portion of it remains unfunded as of the date hereof, will be payable over a two year period beginning on the date hereof and ending on the second anniversary of the date hereof (such period, the “Draw Down Period”). Limited Partners admitted to the Partnership after the date hereof will contribute 10% of their Capital Commitments (such amount, the “Initial Capital Contribution”) on the date on which they are admitted to the Partnership in accordance to Sec. 5.01. Except for the Initial Capital Contribution of a Limited Partner admitted after the date hereof payable as provided in the immediately preceding sentence, a minimum of 10% of the unfunded Capital Commitments of any Partner will be drawn down pro rata on an “as needed” basis with a minimum of five (5) Business Days’ prior notice provided to the Limited Partners.
          (c) The Partnership may borrow up to 20% of the total Capital Commitments of all Partners to cover shortfalls caused by a Defaulting Limited Partner or for other unforeseen circumstances. The Partnership will make commitments to invest its assets within the Draw Down Period. Any Partnership Commitments not committed by the Partnership for investment or reserved to pay Partnership expenses, including, without limitation, the Management Fee, by the last day of the Draw Down Period will be released from any further obligation to the Partnership. A Limited Partner will not be required to make capital contributions in excess of its Capital Commitment.
          Sec. 3.03 Failure to Make Capital Contributions. (a) If a Limited Partner fails to make all or any portion of a capital contribution when due, then the General Partner may designate it as a “Defaulting Limited Partner” and the following provisions of this Sec. 3.03 shall apply. The General Partner, in its sole and absolute discretion, may choose not to designate such Limited Partner as a Defaulting Limited Partner and may agree to waive or permit the cure of any default by such Limited Partner, upon such conditions as the General Partner and such Limited Partner may agree. A Defaulting Limited Partner may, in the sole discretion of the General Partner, be required to pay to the Partnership interest on the due and uncontributed amount at an annual rate equal to the lesser of (x) the LIBOR Rate plus eight percent (8%) and (y) the highest rate permitted by applicable law, compounded daily (which interest payment shall not be treated as a capital contribution by such Defaulting Limited Partner) until all such amounts have been paid in full. Any interest so paid by a Defaulting Limited Partner shall be allocated to the non-defaulting Partners pro rata to their Partnership Percentage. Promptly following the date on which a Limited Partner is designated a Defaulting Limited Partner, the General Partner shall provide such Limited Partner with written notice of such designation. Nothing in the preceding sentence shall be construed to limit the General Partner’s discretion to implement any or all remedies available to it under this Agreement and applicable law, nor shall the issuance by the General Partner or receipt by the Defaulting Limited Partner of the notice required to be provided to the Defaulting Limited Partner under the preceding sentence be considered a restriction on or construed as a condition precedent to the operation of the default provisions set forth in this Agreement or the General Partner’s authority to employ any or all of the remedies set forth in this Agreement.
          (b) If a Defaulting Limited Partner fails to remedy such default within ten (10) Business Days after the original due date thereof, then, except as provided in Sec. 3.03(c), the following shall apply:
(i)	Such Defaulting Limited Partner’s share of the future profits (but not losses) of the Partnership shall be reduced by fifty percent (50%) of the amount to which such Defaulting Limited Partner would have been entitled based upon its Capital Contribution to the date upon which the defaulted capital contribution was originally due. The share of future profits so forfeited shall be allocated to the non-defaulting Partners pro rata to their Partnership Percentages, and

(ii)	Such Defaulting Limited Partner’s Capital Account balance shall be reduced by fifty percent (50%) of the amount contained therein (calculated as of the close of business on the date upon which the defaulted capital contribution was originally due and as if the Partnership had closed its books and allocated profit or loss immediately prior thereto). The portion of such Defaulting Limited Partner’s Capital Account balance so forfeited shall be allocated to the non-defaulting Partners pro rata to their Partnership Percentages.
          (c) In the event that the General Partner determines in its sole and absolute discretion that the interests of the Partnership would be better served by treating such Defaulting Limited Partner in a different manner than is specified in the first sentence of Sec. 3.03(b)(i) and Sec. 3.03(b)(ii), the General Partner may elect in its sole and absolute discretion to waive any and all remedies or to impose any one or more of the following remedies in addition, or as an alternative, to any or all of the remedies specified in the first sentence of Sec. 3.03(b)(i) and Sec. 3.03(b)(ii) and Sec. 3.03(c)(vi):
(i)	The General Partner may provide that, except as required by the Act, whenever the vote, consent or decision of the Limited Partners or the Partners is required or permitted pursuant to this Agreement, such Defaulting Limited Partner shall not be entitled to participate in such vote or consent, or to make such decision, and such vote, consent or decision shall be tabulated or made as if such Defaulting Limited Partner were not a Partner;

(ii)	The General Partner may reduce such Defaulting Limited Partner’s Capital Account balance by the interest due under Sec. 3.03(a);

(iii)	The General Partner may cause the Partnership to commence proceedings against such Defaulting Limited Partner to collect the due and unpaid capital contribution as well as (x) the interest due under Sec. 3.03(a); (y)

the expenses of collection including attorney’s fees and (z) consequential damages. Any such amounts collected in excess of such Defaulting Limited Partner’s due and unpaid capital contribution shall be deemed for purposes of this Agreement to be income of or a reimbursement to the Partnership, as appropriate, and shall not be treated as a capital contribution by such Defaulting Limited Partner;

(iv)	The General Partner may designate one or more Persons, including, without limitation, any Affiliate or Related Party of the General Partner (with the prior consent of such Person or Persons), to assume responsibility for (A) the due and unpaid portion of such Defaulting Limited Partner’s Remaining Capital Commitment or (B) such Defaulting Limited Partner’s entire Remaining Capital Commitment, and to assume and succeed to all of the rights of such Defaulting Limited Partner’s Interest in the Partnership attributable to such portion of the Defaulting Limited Partner’s Remaining Capital Commitment;

(v)	The General Partner may cancel all or any portion of such Defaulting Limited Partner’s Remaining Capital Commitment;

(vi)	The General Partner may reduce the Partnership Percentage of such Defaulting Limited Partner at the time such Limited Partner became a Defaulting Limited Partner by up to one hundred percent (100%). Upon such forfeiture, the Partnership Percentage of each of the Partners shall be proportionally adjusted; and

(vii)	The General Partner may require that such Defaulting Limited Partner withdraw from the Partnership. “Remaining Capital Commitment” shall mean, with respect to each Partner, its Capital Commitment minus its Capital Contributions.
Other than as provided in this Sec. 3.03, the obligations of the Defaulting Limited Partner to the Partnership hereunder shall not be extinguished as a result of the transactions contemplated by this Sec. 3.03. No right, power or remedy conferred upon the Partnership against a Defaulting Limited Partner in this Sec. 3.03 shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy whether conferred in this Sec. 3.03 or now or hereafter available at law or in equity or by statute or otherwise. No course of dealing between the General Partner and a Defaulting Limited Partner and no delay in exercising any such right, power or remedy shall operate as a waiver or otherwise prejudice any such right, power or remedy.
          Sec. 3.04 Capital Accounts. A capital account (herein called the “Capital Account”) shall be established on the books of the Partnership for each Partner. The Capital Account of the Existing Limited Partner and the General Partner as of the date hereof shall be as set forth on the books and records of the Partnership, and shall be adjusted as hereinafter provided. The Capital Account of each Partner admitted to the Partnership after the date hereof shall be in an amount equal to such Partner’s Initial Capital Contribution, adjusted as hereinafter provided. At the beginning of each Accounting Period, the Capital Account of each Partner shall be (i) increased by the amount of any Capital Contributions to the Partnership made by such Partner as of the first day of such Accounting Period and (ii) decreased by the amount of any withdrawals made by such Partner pursuant to Sec. 4.01(a) or any distributions made to such Partner under Sec. 4.04. At the end of each Accounting Period, the Capital Account of each Partner shall be (i) increased or decreased by the amount credited or debited to the Capital Account of such Partner pursuant to Sec. 3.06. At the end of each fiscal quarter, the Capital Account of each Limited Partner shall be decreased by the amount of the Management Fee calculated in respect of such Capital Account pursuant to Sec. 2.07.
          Sec. 3.05 Partnership Percentages. A “Partnership Percentage” shall be determined for each Partner for each Accounting Period of the Partnership by dividing the amount of each Partner’s Capital Account by the aggregate Capital Accounts of all Partners as of the beginning of such Accounting Period. The sum of the Partnership Percentages shall equal 100 per cent.
          Sec. 3.06 Allocation of Net Capital Appreciation or Net Capital Depreciation.
          (a) At the end of each Accounting Period, the Capital Account of each Partner (including the General Partner) for such Accounting Period shall be adjusted by crediting (in the case of Net Capital Appreciation) or debiting (in the case of Net Capital Depreciation) the Net Capital Appreciation or Net Capital Depreciation, as the case may be, to the Capital Accounts of all the Partners in proportion to their respective Partnership Percentages; provided, however, that any Net Capital Appreciation or Net Capital Depreciation with respect to any Additional CDO Fees received by the Partnership pursuant to Sec. 2.09(c) shall be exclusively credited or debited, as the case may be, to the Capital Account of the Existing Limited Partner.
          (b) Except as provided in subparagraph (c) of this Sec. 3.06, at the end of each fiscal year of the Partnership (or the effective date as of which any Limited Partner withdraws from the Partnership pursuant to Sec. 6.01 (with respect to such withdrawal) or the effective date of the dissolution of the Partnership if it is dissolved other than at the end of a fiscal year), 25% of the amount by which the Net Capital Appreciation allocated to a Limited Partner’s Capital Account for such fiscal year pursuant to Sec. 3.06(a) exceeds the sum of (i) the Management Fees debited to such Limited Partner’s Capital Amount for such fiscal year plus (ii) the Preferred Amount for such fiscal year shall be reallocated to the Capital Account of the General Partner (the “Incentive Allocation”); provided, however, that the Net Capital Appreciation upon which the calculation of the Incentive Allocation is based shall be reduced to the extent of any unrecovered balance remaining in the Loss Recovery Account (defined below) maintained on the books and records of the Partnership for such Limited Partner. The amount of the unrecovered balance remaining in the Loss Recovery Account at the time of calculating the Incentive Allocation shall be the amount existing immediately prior to its reduction pursuant to the second clause of the second sentence of Sec. 3.06(c). The Incentive Allocation shall not be applied with respect to any revenues allocated to the Existing Limited Partner’s Capital Account that are attributable to Additional CDO Fees received by the Partnership from the Investment Manager.

          (c) There shall be established on the books of the Partnership for each Limited Partner a memorandum account (the “Loss Recovery Account”), the opening balance of which shall be zero. At the end of each fiscal year or at such other date during a fiscal year as the calculation of an Incentive Allocation for such Partner is required to be made under this Sec. 3.06, the balance in each Limited Partner’s Loss Recovery Account shall be adjusted as follows: first, if there has been, in the aggregate, Net Capital Depreciation (as adjusted pursuant to the last sentence of this paragraph) with respect to such Limited Partner since the immediately preceding date as of which a calculation of an Incentive Allocation was made (or if no calculation has yet been made with respect to such Limited Partner, since his or its admission to the Partnership), an amount equal to such Net Capital Depreciation shall be debited to such Limited Partner’s Loss Recovery Account; and, second, if there has been, in the aggregate, Net Capital Appreciation (as adjusted pursuant to the last sentence of this paragraph) with respect to such Limited Partner since the immediately preceding date as of which a calculation of an Incentive Allocation was made, an amount equal to such Net Capital Appreciation, before any Incentive Allocation to the General Partner, shall be credited to and reduce any unrecovered balance in such Limited Partner’s Loss Recovery Account, but not below zero. Solely for purposes of this paragraph, in determining a Limited Partner’s Loss Recovery Account, Net Capital Appreciation and Net Capital Depreciation for any applicable period shall be calculated by taking into account the amount of the Management Fee debited to such Limited Partner’s Capital Account for such period.
          In the event that a Limited Partner with an unrecovered balance in his or its Loss Recovery Account withdraws all or a portion of its Capital Account, the unrecovered balance in such Limited Partner’s Loss Recovery Account shall be reduced as of the beginning of the next Accounting Period following the Accounting Period during which such withdrawal occurs by an amount equal to the product obtained by multiplying the balance in such Limited Partner’s Loss Recovery Account by a fraction, the numerator of which is the amount of the withdrawal made by such Limited Partner as of the last day of the prior Accounting Period and the denominator of which is the balance in such Limited Partner’s Capital Account on the last day of the prior Accounting Period (prior to the withdrawal made by the Limited Partner as of the last day of the Accounting Period). Additional Capital Contributions shall not affect any Limited Partner’s Loss Recovery Account.
          (d) In the event the General Partner determines that, based upon tax or regulatory reasons, or any other reasons as to which the General Partner and any Partner agree, such Partner should not participate in the Net Capital Appreciation or Net Capital Depreciation, if any, attributable to trading in any Security or type of Security or to any other transaction, the General Partner may allocate such Net Capital Appreciation or Net Capital Depreciation only to the Capital Accounts of Partners to whom such reasons do not apply. In addition, if for any of the reasons described above, the General Partner determines that a Partner should have no interest whatsoever in a particular Security, type of Security or transaction, the interests in such Security, type of Security or transaction may be set forth in a separate memorandum account in which only the Partners having an interest in such Security, type of Security or transaction have an interest (any such Partner having such an interest shall be referred to as an “Unrestricted Partner”) and the Net Capital

Appreciation and Net Capital Depreciation for each such memorandum account shall be separately calculated. In the event the General Partner makes any such determination with respect to a Partner (a “Restricted Partner”), it shall promptly notify all other Partners in writing of such determination and each such other Partner, whether or not such tax or regulatory reasons are applicable to it, shall have the right, by written notice to the General Partner within 5 Business Days after receipt of such notice from the General Partner, to elect not to participate in such Net Capital Appreciation or Net Capital Depreciation, or interests in such Security, type of Security or transaction, as applicable, with respect to which such Restricted Partner was excluded
          (e) At the end of each Accounting Period during which a memorandum account created pursuant to Sec. 3.06(d) (each, a “Memorandum Account”) was in existence (or during which an interest in particular Securities was otherwise allocated away from one or more Limited Partners), the Capital Account of each Unrestricted Partner may be debited pro rata in accordance with the Capital Accounts of all Unrestricted Partners at the opening of such Accounting Period in an amount equal to the interest that would have accrued on the amount used to purchase the Securities attributable to the Memorandum Account (the “Purchase Price”) had the Purchase Price earned interest at the rate per annum being paid by the Partnership from time to time during the applicable Accounting Period for borrowed funds, or, if funds have not been borrowed by the Partnership during such Accounting Period, at the interest rate per annum that the General Partner determines would have been paid if funds had been borrowed by the Partnership during such Accounting Period. The amount so debited shall then be credited to the Capital Accounts of all of the Partners pro rata in accordance with their Capital Accounts as of the opening of the Accounting Period.
          Sec. 3.07 [Reserved.]
          Sec. 3.08 Valuation of Assets.
          (a) Securities that are listed on a securities exchange (including such Securities when traded in the after hours market) shall be valued at their last sales prices on the date of determination on the largest securities exchange (by trading volume in such Security) on which such securities shall have traded on such date, or if trading in such Securities on the largest securities exchange on which such Securities shall have traded on such date was reported on the consolidated tape, their last sales prices on the consolidated tape (or, in the event that the date of determination is not a date upon which a securities exchange was open for trading, on the last prior date on which such securities exchange was so open not more than 10 days prior to the date of determination). If no such sales of such Securities occurred on either of the foregoing dates, such Securities shall be valued at the “bid” price for long positions and “asked” price for short positions on the largest securities exchange on which such Securities are traded, on the date of determination, or, if “bid” prices for long positions and “asked” prices for short positions in such Securities on the largest securities exchange on which such Securities shall have traded on such date was reported on the consolidated tape, the “bid” price for long positions and “asked” price for short positions on the consolidated tape (or, if the date of determination is not a date upon which such securities exchange was open for trading, on the last prior date on which such a securities exchange was so open not more than 10 days prior to the date of determination). Securities that are not listed on an exchange but are traded over-the-counter shall be valued at representative “bid” quotations if held long by the Partnership and representative “asked” quotations if held short by the Partnership, unless included in the NASDAQ National Market System, in which case they shall be valued based upon their last sales prices (if such prices are available). Options that are listed on a securities exchange shall be valued at their last sales prices on the date of determination on the largest securities exchange on which such options shall have traded on such date; provided, however, that if the last sales prices of such options do not fall between the last “bid” and “asked” prices for such options on such date, then the General Partner shall value such options at the mean between the last “bid” and “asked” prices for such options on such date. Non-U.S. Securities shall be valued at the closing “bid” price in the principal market where they are traded. If such closing prices for non-U.S. Securities are not available, such non-U.S. Securities shall be valued at the last traded “bid” price available prior to the date of determination.
          Securities that are commodities or commodity contracts shall be valued at their last prior sales prices on the principal board of trade or other contracts market in which dealings are made or by quotations from the contraparty bank in the case of a forward contract. The value of any shares of stock held or sold short by the Partnership in an investment company shall be valued in accordance with the manner in which such shares are valued by such investment company; provided, however, that the General Partner may make such adjustments in such valuation as it from time to time may consider appropriate. Notwithstanding the foregoing, if any cash or other asset of the Partnership has been realized or contracted to be realized on the date of valuation, the assets of the Partnership shall include, in place of such cash or other asset, the assets receivable by the Partnership in respect thereof.
          Securities for which no such market prices are available shall be valued by the General Partner in reliance upon one or more quotes received from a securities broker-dealer that has been granted the designation of primary dealer by the Federal Reserve Bank of New York, and if such quotes are unavailable, at such value as the General Partner may reasonably determine in its discretion. For all purposes, the value of all assets held by the Partnership will be determined based upon the value of such asset as of the relevant valuation date and no consideration will be given to future accruals on such assets beyond such valuation date.
          (b) All other assets and liabilities of the Partnership (except goodwill, which shall not be taken into account) shall be assigned such value as the General Partner may reasonably determine in its discretion.
          (c) If the General Partner determines that the valuation of any Securities or other property determined pursuant to Sec. 3.08(a) does not fairly represent the market value of such Securities, the General Partner shall value such Securities or other property as it reasonably determines in its discretion and shall set forth the basis of such valuation in writing in the Partnership’s records. If the General Partner determines that any Security is so thinly traded that the Partnership would be unable to dispose of the Partnership’s position in such Security within a reasonable time frame at the market price, then the General Partner may apply a discount to the value of such Security in an amount that it, in its sole discretion, deems appropriate.

          (d) All values assigned to Securities and other assets and liabilities by the General Partner pursuant to this Sec. 3.08 shall be final and conclusive as to all of the Partners.
          Sec. 3.09 Liabilities. Liabilities shall be determined in accordance with U.S. generally accepted accounting principles, applied on a consistent basis; provided, however, that the General Partner in its discretion may provide reserves for estimated accrued expenses, liabilities or contingencies, including general reserves for unspecified contingencies, even though not in accordance with U.S. generally accepted accounting principles.
          Sec. 3.10 Allocation for Tax Purposes. For each fiscal year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Partners in such manner as to reflect equitably amounts credited or debited to each Partner’s Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Sec. 3.10 shall be made pursuant to the principles of Section 704(b) and 704(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations Sections 1.704-l(b)(2)(iv)(f) and (g), and 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Treasury Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Partners such gains or income as shall be necessary to satisfy the “qualified income offset” requirements of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).
          If the Partnership realizes ordinary income and/or capital gains (including short-term capital gains) for Federal income tax purposes (collectively, “income”) for any fiscal year during or as of the end of which one or more Positive Basis Partners (as hereinafter defined) withdraw from the Partnership pursuant to Article IV or Article VI, the General Partner may elect to allocate such income as follows: (i) to allocate such income among such Positive Basis Partners, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Partner, until either the full amount of such income shall have been so allocated or the Positive Basis of each such Positive Basis Partner shall have been eliminated and (ii) to allocate any income not so allocated to Positive Basis Partners to the other Partners in such manner as shall equitably reflect the amounts allocated to such Partners’ Capital Accounts pursuant to Sec. 3.06.
          If the Partnership realizes deductions, ordinary losses and/or capital losses (including long-term capital losses) for Federal income tax purposes (collectively, “losses”) for any fiscal year during or as of the end of which one or more Negative Basis Partners (as hereinafter defined) withdraw from the Partnership pursuant to Article IV or Article VI, the General Partner may elect to allocate such losses as follows: (i) to allocate such losses among such Negative Basis Partners, pro rata in proportion to the respective Negative Basis (as hereinafter defined) of each such Negative Basis Partner, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Partner shall have been eliminated and (ii) to allocate any losses not so allocated to Negative Basis Partners to the other Partners in such manner as shall equitably reflect the amounts allocated to such Partners’ Capital Accounts pursuant to Sec. 3.06.

          As used herein, (i) the term “Positive Basis” shall mean, with respect to any Partner and as of any time of calculation, the amount by which its Interest in the Partnership (determined in accordance with Sec. 1.03) as of such time exceeds its “adjusted tax basis”, for Federal income tax purposes, in its Interest in the Partnership as of such time (determined without regard to such Partner’s share of the liabilities of the Partnership under Section 752 of the Code), and (ii) the term “Positive Basis Partner” shall mean any Partner who withdraws from the Partnership and who has Positive Basis as of the effective date of its withdrawal (determined prior to any allocations made pursuant to this Section).
          As used herein, (i) the term “Negative Basis” shall mean, with respect to any Partner and as of any time of calculation, the amount by which its Interest in the Partnership (determined in accordance with Sec. 1.03) as of such time is less than its “adjusted tax basis”, for Federal income tax purposes, in its Interest in the Partnership as of such time (determined without regard to such Partner’s share of the liabilities of the Partnership under Section 752 of the Code), and (ii) the term “Negative Basis Partner” shall mean any Partner who withdraws from the Partnership and who has Negative Basis as of the effective date of its withdrawal (determined prior to any allocations made pursuant to this Section).
          Sec. 3.11 Determination by General Partner of Certain Matters. All matters concerning the valuation of Securities and other assets and liabilities of the Partnership, the allocation of profits, income, deductions, gains and losses among the Partners, including taxes thereon, and accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the General Partner, whose determination shall be final and conclusive as to all of the Partners.
          Sec. 3.12 Adjustments to Take Account of Interim Year Events. If the Code or Treasury Regulations promulgated thereunder require a withholding or other adjustment to the Capital Account of a Partner or some other interim year event occurs necessitating in the General Partner’s judgment an equitable adjustment, the General Partner shall make such adjustments in the determination and allocation among the Partners of Net Capital Appreciation, Net Capital Depreciation, Capital Accounts, Partnership Percentages, Incentive Allocation, Management Fee, items of income, deduction, gain, loss, credit or withholding for tax purposes, accounting procedures or such other financial or tax items as shall equitably take into account such interim year event and applicable provisions of law, and the determination thereof by the General Partner shall be final and conclusive as to all of the Partners.
ARTICLE IV
Withdrawals and Distributions of Capital
          Sec. 4.01 Withdrawals and Distributions in General. No Partner shall be entitled (i) to receive distributions from the Partnership, except as provided in Sec. 4.04 and Sec. 7.02; or (ii) to withdraw any amount from his or its Capital Account other than upon his or its withdrawal from the Partnership, or upon the consent of, and upon such terms as may be determined by, the General Partner in its sole discretion.

          (a) Permissible Withdrawals. Each Limited Partner shall have the right at the end of any calendar year to withdraw any amount of his or its Capital Account upon at least one calendar year’s prior written notice to the General Partner stating the amount to be withdrawn, provided, however that the relevant Limited Partner has been invested in the Partnership for three (3) years; provided, however, that without the consent of the General Partner, no partial withdrawal of less than $500,000 may be made and no partial withdrawal may be made that would reduce a Limited Partner’s balance of its Capital Account below $1,000,000. Solely for purposes of this Sec. 4.01(a) and Sec. 6.01(a), the Existing Limited Partner shall be deemed to have made its investment in the Partnership on the date hereof.
          (b) Discretionary Withdrawals. The General Partner, in its sole discretion, may (i) permit withdrawals at other times and under different conditions, (ii) waive in whole or in part any requirement as to withdrawal or (iii) permit the revocation of a notice to withdraw. Payment of 90% of the amount withdrawn will be made within 10 days after the withdrawal date and such balance, together with interest thereon, computed from the withdrawal date, at the average (calculated weekly) per annum short term (13 weeks) Treasury Bill rate, will be paid (subject to audit adjustments) after completion of the audit of the Partnership’s books pursuant to Sec. 8.01 for the fiscal year at the end of which such withdrawal occurred. The General Partner may require any Limited Partner seeking to withdraw part of his or its Capital Account pursuant to Sec. 4.01 to terminate his or its Interest in the Partnership in the manner provided in Sec. 6.02.
          (c) Limitation on Withdrawals. The right of any Partner to withdraw any amount from his or its Capital Account pursuant to the provisions of Sec. 4.01 is subject to (i) the provision by the General Partner for all Partnership liabilities in accordance with the Act, and for reserves for estimated accrued expenses, liabilities and contingencies all in accordance with Sec. 3.09 and (ii) delay by the General Partner if, in the discretion of the General Partner, such withdrawal would violate the rules or regulations of the SEC, any exchange or any self-regulatory agency. In the event of a deferral of a withdrawal under clause (ii) above, the payment of such amount shall be deferred until such time as such payment is permitted under such rules or regulations.
          Sec. 4.02 [Reserved.]
          Sec. 4.03 Effective Date of Withdrawal. The Capital Account of a withdrawing Partner shall be determined as of the effective date of his or its withdrawal. For purposes of this Sec. 4.03, the effective date of a Partner’s withdrawal shall mean the last day of the fiscal year or quarter in which such Partner shall cease to be a Partner pursuant to Sec. 4.01(a). In the event the effective date of a Partner’s withdrawal shall be a date other than the last day of a fiscal year of the Partnership, the Capital Account of the withdrawing Partner shall be adjusted as described in and pursuant to Sec. 3.04 as if the effective date of such Partner’s withdrawal was the last day of a fiscal year.
          Sec. 4.04 Distribution.

          (a) The General Partner may, in its discretion, make distributions in cash or in kind (i) in connection with a withdrawal of funds from the Partnership by a Partner and (ii) at any time to all of the Partners on a pro rata basis in accordance with the Partners’ Partnership Percentages.
          (b) If a distribution is made in kind, immediately prior to such distribution, the General Partner shall determine the fair market value of the property distributed in accordance with the provisions of Sec. 3.08 and adjust the Capital Accounts of all Partners upwards or downwards to reflect the difference between the book value and the fair market value thereof, as if such gain or loss had been recognized upon an actual sale of such property and allocated pursuant to Sec. 3.04. Each such distribution shall reduce the Capital Account to the distributee Partner by the fair market value thereof.
          (c) (i) The General Partner may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) such amounts as the Partnership is required to withhold or pay over, pursuant to the Code or any other applicable law, on account of a Partner’s distributive share of the Partnership’s items of gross income, income or gain.
          (ii) For purposes of this Agreement, any taxes so withheld or paid over by the Partnership with respect to a Partner’s distributive share of the Partnership’s items of gross income, income or gain shall be deemed to be a distribution or payment to such Partner, reducing the amount otherwise distributable to such Partner pursuant to this Agreement and reducing the Capital Account of such Partner. If the amount of such taxes is greater than any such distributable amounts, then such Partner and any successor to such Partner’s Interest shall pay the amount of such excess to the Partnership, as a contribution to the capital of the Partnership.
          (iii) The General Partner shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner that may be eligible for such reduction or exemption. To the extent that a Partner claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Partner shall furnish the General Partner with such information and forms as such Partner may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Partner represents and warrants that any such information and forms furnished by such Partner shall be true and accurate and agrees to indemnify the Partnership and each of the Partners from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.
ARTICLE V
Admission of New Partners
          Sec. 5.01 New Partners. Subject only to the condition that each new Partner shall execute an appropriate supplement to this Agreement pursuant to which he or it agrees to be bound by the terms and provisions hereof, the General Partner may admit one or more new Partners at such times as the General Partner may in its discretion determine; provided, however, that at no time shall the number of Limited Partners exceed four in number or the aggregate Capital Commitments of all Limited Partners exceed $65 million. The name and residence address of each new Partner admitted to the Partnership under this Sec. 5.01 shall be reflected on the Schedule as of the effective date of his or its admission. Admission of a new Partner shall not be a cause for dissolution of the Partnership.
ARTICLE VI
Withdrawals Upon Death, Disability, etc.
          Sec. 6.01 Withdrawal Upon Death, etc. of Limited Partners.
          (a) In the event of the death, disability, incapacity, incompetency, bankruptcy, insolvency or dissolution of a Limited Partner, the legal representative of such Limited Partner shall have the right to withdraw completely from the Partnership at the end of any fiscal year, upon one year’s prior written notice to the General Partner; provided, however that the relevant Limited Partner has been invested in the Partnership for three (3) years.
          (b) The withdrawal, death, disability, incapacity, adjudication of incompetency, bankruptcy, insolvency or dissolution of a Limited Partner shall not dissolve the Partnership. The legal representatives of a Limited Partner shall succeed as assignee to the Limited Partner’s Interest in the Partnership upon the death, disability, incapacity, incompetency, bankruptcy, insolvency or dissolution of such Limited Partner, but shall not be admitted as a substituted partner without the consent of the General Partner.
          (c) In the event of the death, disability, incapacity, incompetency, bankruptcy, insolvency or dissolution of a Limited Partner, the Interest of such Limited Partner shall continue at the risk of the Partnership business until the earlier of (i) the termination of the Partnership and (ii) in the case of a withdrawal pursuant to Sec. 6.01(a), the end of the fiscal year in which the one-year notice period expires. If the Partnership is continued after the expiration of such fiscal year, such Limited Partner or his or its legal representatives shall be paid within 30 days of the end of such fiscal year in accordance with Sec. 4.03, 90% of the estimated Capital Account of such Limited Partner as of the end of such fiscal year (computed on the basis of unaudited data). The Partnership shall pay such Limited Partner interest from the effective date of the withdrawal on the balance of his or its Capital Account at the average (calculated weekly) per annum short term (13 weeks) Treasury Bill rate and such balance, together with all such interest earned thereon, shall be paid (subject to audit adjustments) within 30 days after completion of the audit of the Partnership’s books pursuant to Sec. 8.01.
          (d) The Interest of a Limited Partner that gives notice of withdrawal pursuant to Sec. 6.01(a) shall not be included in calculating the Partnership Percentages of the Limited Partners required to take any action under this Agreement.

          (e) In the event the General Partner receives a withdrawal notice pursuant to Sec. 6.01(a), the General Partner will promptly give notice to the Investment Manager in order that funds are available to facilitate a withdrawal under this Sec. 6.01.
          Sec. 6.02 Limitations on Withdrawal of Capital Account. The right of any withdrawn Partner or his or its legal representatives to have distributed the Capital Account of such Partner pursuant to this Article VI is subject to the provision by the General Partner for all Partnership liabilities in accordance with the Act and for reserves for estimated accrued expenses, liabilities and contingencies all in accordance with Sec. 3.09. The unused portion of any reserve shall be distributed, with interest at the prevailing savings bank rate for unrestricted deposits from time to time in effect in New York, New York, as determined by the General Partner, after the General Partner shall have determined that the need therefor shall have ceased.
ARTICLE VII
Duration and Termination of Partnership; Public Offering
          Sec. 7.01 Duration. The Partnership shall continue to operate until the earlier of the following dates: (i) the withdrawal, bankruptcy, insolvency or dissolution of the General Partner unless within 30 days after notice to the Partnership of such event, a majority in Interest of the remaining Partners agree to continue the Partnership, or (ii) at any date during the Partnership’s duration by decision of the General Partner.
          Sec. 7.02 Termination. On termination of the business of the Partnership, the General Partner shall, within no more than 30 days after completion of a final audit of the Partnership’s books and records (which shall be performed within 90 days after such termination), make distributions out of Partnership assets, in the following manner and order:
          (a) to creditors, including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or by establishment of reserves); and
          (b) to the Partners in the proportion of their respective Capital Accounts.
          In the event that the Partnership is terminated on a date other than the last day of a fiscal year, the date of such termination shall be deemed to be the last day of a fiscal year for purposes of adjusting the Capital Accounts of the Partners pursuant to Sec. 3.04. For purposes of distributing the assets of the Partnership upon termination, the General Partner shall be entitled to a return, on a pari passu basis with the Limited Partners, of the amount standing to its credit in its Capital Account and, with respect to its share of profits, based upon its Partnership Percentage.
          Sec. 7.03 Public Offering. The General Partner reserves the right to arrange for a public offering with respect to Interests in the Partnership (the “Public Offering”) at any time. The General Partner shall have sole discretion to determine the form and structure of such Public Offering, which may include a master partnership structure, a public trust structure, a public REIT-like structure and other structures, and Limited Partners shall not have any right of approval with respect to such Public Offering; provided, however, that the General Partner shall give at least 90 days prior written notice to Limited Partners with respect to any contemplated Public Offering. In connection with such Public Offering, the Interests of Limited Partners in the Partnership shall be converted into equity interests in such vehicle(s) used to effect such Public Offering, provided, however, that the aggregate compensation payable to the General Partner, the Investment Manager and their affiliates in connection with the Limited Partner’s Interest in such vehicle(s) shall not materially exceed the compensation levels payable to such entities hereunder. For the avoidance of doubt, for the purposes of the preceding sentence, a Limited Partner’s Interest in the Partnership shall include such Limited Partner’s allocated or allocable share of any CDO Management Fees and Additional CDO Fees (including the unpaid portion of the Base Amount) to which the Partnership is or will be entitled in the future pursuant to Sec. 2.09, in each case valued at the time of such conversion.
ARTICLE VIII
Tax Returns; Reports to Partners
          Sec. 8.01 Independent Auditors. The books and records of the Partnership shall be audited by accountants selected by the General Partner, as of the end of each fiscal year of the Partnership.
          Sec. 8.02 Filing of Tax Returns. The General Partner shall prepare and file, or cause the accountants of the Partnership to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code, and any required state and local income tax and information returns for each tax year of the Partnership.
          Sec. 8.03 Tax Matters Partner. The General Partner shall be designated on the Partnership’s annual Federal information tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Partnership for purposes of Section 6231(a)(7) of the Code. Each Person (for purposes of this Sec. 8.03, called a “Pass-Thru Partner”) that holds or controls an Interest as a Limited Partner on behalf of, or for the benefit of, another Person or Persons, or which Pass-Thru Partner is beneficially owned (directly or indirectly) by another Person or Persons shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Partnership holding such interests through such Pass-Thru Partner. In the event the Partnership shall be the subject of an income tax audit by any Federal, state or local authority, to the extent the Partnership is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Partnership and each Partner thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Partnership.
          Sec. 8.04 Reports to Current Partners. Within 90 days after the end of each fiscal year or as soon thereafter as is reasonably possible, the Partnership shall prepare and mail to each Partner, together with the report thereon of the accountants selected by the General Partner, an audited financial report setting forth as of the end of such fiscal year:

          (a) a balance sheet of the Partnership;
          (b) a statement showing the Net Capital Appreciation or Net Capital Depreciation as the case may be, for such year;
          (c) such Partner’s Capital Account as of the end of such fiscal year and the manner of its calculation; and
          (d) such Partner’s Capital Account and Partnership Percentage for the then current Accounting Period.
The Partnership will also provide periodic performance reports, no less frequently than quarterly, to the Limited Partners within 45 days following the end of each of the first three fiscal quarters of each fiscal year.
          Sec. 8.05 Reports to Partners and Former Partners. Within 90 days after the end of each fiscal year or as soon thereafter as is reasonably possible, the Partnership shall prepare and mail, or cause its accountants to prepare and mail, to each Partner and, to the extent necessary, to each former Partner (or his or its legal representatives), a report setting forth in sufficient detail such information as shall enable such Partner or former Partner (or his or its legal representatives) to prepare their respective Federal income tax returns in accordance with the laws, rules and regulations then prevailing.
          Sec. 8.06 Partner Tax Basis. Upon request of the General Partner, each Partner agrees to provide to the General Partner information regarding its adjusted tax basis in its Interest in the Partnership along with documentation substantiating such amount.
ARTICLE IX
Miscellaneous
          Sec. 9.01 General. This Agreement: (i) shall be binding on the executors, administrators, estates, heirs, and legal successors and representatives of the Partners; and (ii) may be executed, through the use of separate signature pages or supplemental agreements in any number of counterparts with the same effect as if the parties executing such counterparts had all executed one counterpart; provided, however, that each such counterpart shall have been executed by the General Partner and that the counterparts, in the aggregate, shall have been signed by all of the Partners.
          Sec. 9.02 Power of Attorney. Each of the Partners hereby appoints the General Partner as his or its true and lawful representative and attorney-in-fact, in his or its name, place and stead to make, execute, sign, acknowledge, swear to and file:
          (a) any amendments to the Certificate as may be required under the Act;
          (b) any duly adopted amendment to this Agreement;

          (c) any and all instruments, certificates, and other documents that may be deemed necessary or desirable to effect the dissolution and winding-up of the Partnership (including, but not limited to, a Certificate of Cancellation of the Certificate); and
          (d) any business certificate, fictitious name certificate, amendment thereto, or other instrument or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Partnership, or required by any applicable Federal, state or local law.
          The power of attorney hereby granted by each of the Limited Partners is coupled with an interest, is irrevocable, and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, bankruptcy, insolvency or dissolution of such Limited Partner; provided, however, that such power of attorney will terminate upon the substitution of another limited partner for all of such Limited Partner’s Interest in the Partnership or upon the complete withdrawal of such Limited Partner from participation in the Partnership.
          Sec. 9.03 Amendments to Partnership Agreement. The terms and provisions of this Agreement may be modified or amended at any time and from time to time with the written consent of Limited Partners having in excess of 50% of the Partnership Percentages of the Limited Partners and the written consent of the General Partner, insofar as is consistent with the laws governing this Agreement; provided, however, that without the consent of the Limited Partners, the General Partner may amend the Agreement or the Schedule hereto to (i) reflect changes validly made in the membership of the Partnership and the Capital Contributions and Partnership Percentages of the Partners; (ii) reflect a change in the name of the Partnership; (iii) make a change that is necessary or, in the opinion of the General Partner, advisable to qualify the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or foreign jurisdiction, or ensure that the Partnership will not be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for Federal tax purposes; (iv) make a change that does not adversely affect the Limited Partners in any material respect; (v) make a change that is necessary or desirable to cure any ambiguity, to correct or supplement any provision in this Agreement that would be inconsistent with any other provision in this Agreement, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement, in each case so long as such change does not adversely affect the Limited Partners in any material respect; that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, statute, ruling or regulation of any Federal, state or foreign governmental entity, so long as such change is made in a manner that minimizes any adverse effect on the Limited Partners; or that is required or contemplated by this Agreement; (vi) make a change in any provision of this Agreement that requires any action to be taken by or on behalf of the General Partner or the Partnership pursuant to applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required; (vii) prevent the Partnership or the General Partner from in any manner being deemed an “investment company” subject to the provisions of the Investment Company Act of 1940, as amended; or (viii) make any other amendments similar to the foregoing. Each Partner, however, must approve of any amendment that would (a) reduce his or its Capital Account or rights of contribution or withdrawal; or (b) amend the provisions of this Agreement relating to amendments.
          Sec. 9.04 Choice of Law; Consent to Jurisdiction. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware applicable to contracts made and to be entirely performed in such state and, without limitation thereof, that the Act as now adopted or as may be hereafter amended shall govern the partnership aspects of this Agreement. To the fullest extent permitted by law, in the event of any dispute arising out of the terms and conditions of this Agreement, the parties hereto consent and submit to the jurisdiction of the courts of the State of New York in the county of New York and of the U.S. District Court for the Southern District of New York, and any courts appealable therefrom.
          Sec. 9.05 No Third Party Rights. Except for the provisions of Sec. 2.06, the provisions of this Agreement are not intended to be for the benefit of any creditor or other person (other than the Partners in their capacities as such) to whom any debts, liabilities or obligations are owed by (or who otherwise have a claim against or dealings with) the Partnership or any Partner, and no such creditor or other person shall obtain any rights under any of such provisions (whether as a third party beneficiary or otherwise) or shall by reason of any such provisions make any claim in respect to any debt, liability or obligation (or otherwise) against the Partnership or any Partner.
          Sec. 9.06 Confidentiality. In connection with the organization of the Partnership and its ongoing business, the Limited Partners will receive or have access to confidential proprietary information concerning the Partnership, including, without limitation, portfolio positions, valuations, information regarding potential investments, financial information, trade secrets and the like (the “Confidential Information”), which is proprietary in nature and non-public. No Partner, nor any Related Party of a Partner, shall disclose or cause to be disclosed any Confidential Information to any person nor use any Confidential Information for its own purposes or its own account, except in connection with its investment in the Partnership and except as otherwise required by any regulatory authority, law or regulation, or by legal process. Notwithstanding anything to the contrary herein, each Partner (and each employee, representative, or other agent of such Partner) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of (i) the Partnership and (ii) any of its transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Partner relating to such tax treatment and tax structure.
          Sec. 9.07 Tax Elections. The General Partner may, in its sole discretion, cause the Partnership to make or revoke any tax election that the General Partner deems appropriate, including without limitation an election pursuant to Section 754 of the Code.
          Sec. 9.08 Notices. Each notice relating to this Agreement shall be in writing and delivered in person, by registered or certified mail, by Federal Express or other recognized overnight courier service (in each case, for next business day delivery) or by facsimile. All notices to the Partnership shall be addressed to its principal office and place of business. All notices addressed to a Partner shall be addressed to such Partner at the address set forth on the books and records of the Partnership. Any Partner may designate a new address for itself by notice to that effect given to the Partnership as herein provided. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when delivered personally, if delivered on a Business Day, the next Business Day after personal delivery if delivered personally on a day that is not a Business Day; four Business Days after being deposited in the United States mail, postage prepaid, return receipt requested, if mailed; on the next Business Day after being deposited for next day delivery with Federal Express or similar overnight courier; when receipt is acknowledged, if facsimiled on a Business Day; and the next Business Day following the day on which receipt is acknowledged if facsimiled on a day that is not a Business Day.
          Sec. 9.09 Waiver of Partition. Except as may otherwise be required by law in connection with the winding-up, liquidation and dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership’s property.
          Sec. 9.10 Goodwill. No value shall be placed on the name or goodwill of the Partnership, which shall belong exclusively to the General Partner.
          Sec. 9.11 Headings. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement.
          Sec. 9.12 Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons may require in the context thereof.
          Sec. 9.13 Original Agreement. This Agreement, including the Schedule and Appendixes hereto, as modified from time to time, supersedes the Original Agreements in its entirety and the Original Agreement shall be without further effect.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

GENERAL PARTNER:	LIMITED PARTNER:

TRICADIA CAPITAL, LLC

By:

Name: Arif Inayatullah	Print Name of Limited Partner
Title: Managing Member

By:
Signature of Limited Partner
or Authorized Signatory

Print Name of Authorized Signatory

Title of Authorized Signatory

APPENDIX A
TABS 2005-2 Ltd.

APPENDIX B
Tricadia CDO 2003-1
Tricadia CDO 2004-2
Tricadia CDO 2005-3